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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24085 (Commission File Number)	94-3031310 (IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 683-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.

        In a press release dated December 15, 2006, AXT, Inc. announced the pricing at $4.50 per share of 5,750,000 shares of its common stock in a firmly underwritten public offering. The amount of shares reflects an increase of 1,600,000 shares over the amount of shares anticipated to be sold as announced in a press release from AXT incorporated by reference into a Current Report on Form 8-K filed on November 30, 2006. The amount of shares also excludes an option that AXT has granted to the sole underwriter to purchase an additional 862,500 shares to cover over-allotments, if any, at any time on or prior to January 13, 2007. AXT estimates the net proceeds to it from the offering will be approximately $24.2 million, or approximately $27.9 million if the underwriter exercises its over-allotment option in full, after payment of the underwriting discount and estimated expenses of this offering, and anticipates that the offering will close on December 19, 2006. Additional details regarding the public offering are contained in the press release, a copy of which is attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

        The Underwriting Agreement dated October 14, 2006 by and between AXT, Inc. and Needham & Company, LLC is attached hereto as Exhibit 1.1, is incorporated herein by reference and is an identically numbered exhibit to both AXT's prospectus dated August 3, 2006 for its registration statement on Form S-3 and AXT's registration statement on S-3MEF dated December 15, 2006.

Item 9.01 Financial Statements and Exhibits

(d)
Exhibits

1.1
Underwriting Agreement dated December 14, 2006 by and between AXT, Inc. and Needham & Company, LLC

99.1
Press release dated December 15, 2006

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.
Date: December 15, 2006	By:	/s/ WILSON W. CHEUNG Wilson W. Cheung Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated December 14, 2006 by and between AXT, Inc. and Needham & Company, LLC.
99.1	Press release dated December 15, 2006.

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SIGNATURES
EXHIBIT INDEX